UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2011

Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2150 W. 6th Ave., Unit H, Broomfield, Colorado  80020
(Address of Principal Executive Offices) (Zip Code)

303-544-1111
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).  Departure of Directors or Principal Officers

Roomlinx, Inc. (the “Company”) has determined to not renew the employment agreement of Edouard  Garneau, the Company’s Chief Financial Officer.  As a result, Mr. Garneau’s employment with the Company will terminate on September 30, 2011 and he is no longer serving as the Company’s Chief Financial Officer.

Item 5.02(c).  Election of Directors or Principal Officers

Mike Wasik, the Company’s Chief Executive Officer and Chairman of the Board has been appointed the interim Chief Financial Officer of the Company.  Mr. Wasik will continue to serve as CEO and Chairman and the Company will conduct a search for a permanent finance chief.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on Wednesday, August 31, 2011.  At the meeting (i) each of Michael S. Wasik, Judson Just and Jay Coppoletta was elected to the Company’s Board of Directors to serve until the next Annual Meeting or until his successor is elected and qualified and (ii) the appointment of Stark Winter Schenkein & Co LLP as the independent registered public auditors of the Company for the fiscal year ending December 31, 2011 was ratified. The following is a summary of the number of votes cast for, against or withheld on each matter voted upon at the meeting as well as the number of abstentions as to each matter:

MATTER	VOTES FOR	VOTES AGAINST/ WITHHELD	VOTES ABSTAINING
To elect the following Directors to hold office until the next Annual Meeting and until their successors are elected and qualified: Michael S. Wasik Judson Just Jay Coppoletta	2,036,529 2,036,429 2,036,429	660,505 660,505 660,505	377 477 477
To ratify the appointment of Stark Winter Schenkein & Co LLP as independent auditors of the Company for the fiscal year ending December 31, 2011	2,689,007	5,404	3,000

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 6, 2011                                                                                     ROOMLINX INC.

By:_ /s/ Michael S. Wasik
Michael S. Wasik
President, Chief Executive Officer
and Interim Chief Financial Officer

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